UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 10, 2012
CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

During the preparation of the Registrant’s financial statements for the period ended September 30, 2012, the Registrant updated its estimates of the fair values of properties it intends to dispose of during the next 15 months as part of its previously announced Strategic Reallocation Plan. It also determined that certain of these properties in Colorado Springs, Colorado should be classified as held for sale because they are being actively marketed and the Registrant expects their disposition to occur within one year. The Registrant expects to receive proceeds net of selling costs of approximately $140 million from the disposition of the properties in Colorado Springs. The Registrant determined that the carrying values of some of these properties (the “Impaired Properties”) exceed their estimated fair values less costs to sell. Accordingly, during the three months ended September 30, 2012, the Registrant will recognize aggregate non-cash impairment losses of approximately $7 million ($0.09 per share) for the amounts by which the carrying values of the Impaired Properties exceed their respective estimated fair values less costs to sell. The Registrant does not expect to incur additional material charges in connection with the disposition of the Impaired Properties.

The Registrant has modified its previously announced guidance to reflect certain recent developments, including the impairment losses described above and a proposed offering of 6.0 million common shares of beneficial interest. The Registrant previously announced guidance for:

•	Diluted EPS of between ($0.39) and ($0.36) for the three months ended September 30, 2012 and between ($0.23) and ($0.17) for the year ending December 31, 2012;

•	Diluted FFO per share of between $0.45 and $0.48 for the three months ended September 30, 2012 and between $2.00 and $2.06 for the year ending December 31, 2012; and

•	Diluted FFO per share, as adjusted for comparability, of between $0.47 and $0.50 for the three months ended September 30, 2012 and between $2.02 and $2.08 for the year ending December 31, 2012.

The Registrant has modified its guidance as follows:

•	Diluted EPS of between ($0.42) and ($0.38) for the three months ended September 30, 2012 and between $0.14 and $0.22 for the year ending December 31, 2012;

•	Diluted FFO per share of between $0.51 and $0.53 for the three months ended September 30, 2012 and between $2.02 and $2.08 for the year ending December 31, 2012; and

•	Diluted FFO per share, as adjusted for comparability, of between $0.52 and $0.54 for the three months ended September 30, 2012 and between $2.02 and $2.08 for the year ending December 31, 2012.

Risk Factor - Results reflected in the Registrant’s earnings guidance may not be achieved.
The modified guidance disclosed in this Current Report on Form 8-K for the quarter ended September 30, 2012 and the year ending December 31, 2012 is based upon a number of estimates and assumptions. While the Registrant believes that these estimates and assumptions are sufficiently specific and are reasonable, they are nevertheless subject to business, economic and competitive uncertainties.  As a result, the Registrant’s actual results could differ from the estimates. Important factors that may affect these estimates and assumptions are set forth in our periodic filings under the Securities Exchange Act of 1934, as amended.

A reconciliation of projected diluted EPS to projected FFOPS for the quarter ended September 30, 2012 and the year ending December 31, 2012 is provided, as follows:

	Quarter Ended		Year Ending
	September 30, 2012		December 31, 2012
	Low	High	Low	High
Projected FFOPS, as adjusted for comparability	$0.52	$0.54	$2.02	$2.08
Gains on sales of non-operating properties, net of income taxes	—	—	0.01	0.01
Net gains on early extinguishment of debt	0.01	0.01	0.01	0.01
Issuance costs on redeemed preferred shares	(0.02)	(0.02)	(0.02)	(0.02)
Projected diluted FFOPS, NAREIT definition	0.51	0.53	2.02	2.08
Real estate depreciation and amortization	(0.40)	(0.40)	(1.23)	(1.23)
Impairments and exit costs on previously depreciated properties	(0.75)	(0.73)	(0.92)	(0.90)
Gains on sales of previously depreciated properties	0.22	0.22	0.27	0.27
Revised diluted EPS	$(0.42)	$(0.38)	$0.14	$0.22

The Registrant uses the non-GAAP financial measures described below in earnings press releases and information furnished to the Securities and Exchange Commission. The Registrant believes that these measures are helpful to investors in measuring its performance and comparing such performance to other real estate investment trusts (“REITs”). Since these measures exclude certain items includable in net income, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures. These measures are not necessarily indications of the Registrant's cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the comparable GAAP measures when evaluating the Registrant's financial performance or to cash flow from operating, investing and financing activities when evaluating the Registrant's liquidity or ability to make cash distributions or pay debt service.

Funds from operations (“FFO”)
Funds from operations (“FFO”) is defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties, plus real estate-related depreciation and amortization. When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, the Registrant classifies all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. The Registrant believes that it uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, its presentation of FFO may differ from those of other REITs.  The Registrant believes that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties, net of related tax benefit, and excluding real estate-related depreciation and amortization, FFO can help one compare its operating performance between periods.  The Registrant believes that net income is the most directly comparable GAAP measure to FFO.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) issuance costs associated with redeemed preferred shares, (3) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, LP (the “Operating Partnership”) or interests in other consolidated entities not owned by the Registrant, (4) depreciation and amortization allocable to noncontrolling interests in other consolidated entities and (5) Basic FFO allocable to restricted shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and common unitholders.  Common units in the Operating Partnership are substantially similar to the Registrant's common shares and are exchangeable into common shares, subject to certain conditions.  The Registrant believes that Basic FFO is useful to investors due to the close correlation of common units to its common shares.  The Registrant believes that net income is the most directly comparable GAAP measure to Basic FFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into the Registrant's common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. The Registrant believes that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  The Registrant believes that the numerator for diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude operating property acquisition costs, gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax, gain or loss on early extinguishment of debt, loss on interest rate derivatives and accounting charges for original issuance costs associated with redeemed preferred shares.  The Registrant believes that the excluded items are not reflective of normal operations and, as a result, believes that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  The Registrant believes that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share (“Diluted FFOPS”)
Diluted FFOPS is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The Registrant believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Registrant believes that Diluted FFO per share is a useful supplemental measure for comparing it to other equity REITs. The Registrant believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFOPS, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, the Registrant believes that the excluded items are not indicative of normal operations.  As such, it believes that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  The Registrant believes that diluted EPS is the most directly comparable GAAP measure.

FORWARD‑LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward‑looking” statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are based on our current expectations, estimates and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved. Accordingly, actual results may differ materially from those addressed in the forward-looking statements. We caution readers that forward-looking statements reflect our opinion only as of the date on which they were made. You should not place undue reliance on forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Important factors that may affect these expectations, estimates or projections expressed in forward-looking statements include, but are not limited to:

•
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

•	adverse changes in the real estate markets, including, among other things, increased competition with other companies;

•
governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by the Registrant’s our strategic customers;

•	the Registrant’s ability to sell properties included in its Strategic Reallocation Plan;

•	the Registrant’s ability to borrow on favorable terms;

•
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•
risks of investing through joint venture structures, including risks that the Registrant’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Registrant’s objectives;

•
changes in the Registrant’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

•	the Registrant’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•	the dilutive effects of issuing additional common shares;

•	the Registrant’s ability to achieve projected results;

•	environmental requirements; and

•	the other factors described beginning on page 9 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 10, 2012

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Executive Vice President and
Chief Financial Officer